EXHIBIT 99.1

Datawatch Corporation Reports Results for Fourth Quarter and Fiscal Year 2010

Chelmsford, MA – November 18, 2010 – Datawatch Corporation (NASDAQ-CM: DWCH), a leader in Business Intelligence (BI) and Reporting, today announced results for its fourth quarter and fiscal year ended September 30, 2010.

Revenues for the quarter ended September 30, 2010 were $4,275,000, as compared to $4,559,000 for the quarter ended September 30, 2009.  Net income for the fourth quarter of fiscal 2010 was $455,000, or $0.07 per diluted share, as compared to $253,000, or $0.04 per diluted share, for the fourth quarter of fiscal 2009.  Revenues for the twelve months ended September 30, 2010 were $17,674,000 as compared to $19,618,000 for the twelve months ended September 30, 2009.  Net Income for the twelve months ended September 30, 2010 was $380,000, or $0.06 per diluted share, as compared to net loss of $(4,940,000), or $(0.83) per diluted share, for the twelve months ended September 30, 2009.  The results for the twelve months ended September 30, 2009 included a $6.4 million goodwill and trademark impairment charge. Excluding the effects of the goodwill and the trademark impairment charge, the Company’s non–GAAP net income for the twelve months ended September 30, 2009 would have been $1,142,000, or $0.19 per diluted share.

As of September 30, 2010, the Company had $7,053,000 in net cash and cash equivalents, an increase of $1,404,000, or 25 percent, as compared to September 30, 2009.

Commenting on the fourth quarter and fiscal 2010 results, President and CEO Ken Bero said, “We are pleased with the fourth quarter results and that fiscal year 2010 finished in the black.  However, revenue growth is still elusive. While Q4 and full year revenues are below results from 2009, we are seeing positive signs that Monarch Desktop sales are stabilizing even though summer is typically the most difficult sales quarter of the year.  Monarch revenues for the fourth quarter remained flat vs. the third quarter 2010 results, with sales in Europe finishing particularly strong.  This reinforced the overall trend of stronger Desktop software sales for the entire fiscal 2010 year in Europe.  Results from our enterprise products continue to be encouraging.”

“While 2010 revenues have declined vs. 2009, we have continued to carefully manage expenses to maintain our profitability and we have grown our cash position for the year.  We have no debt,” added Bero.  “We are investing in our products and plan to grow our portfolio to take advantage of the expanding Business Intelligence (BI) market, one of the growing sectors of the worldwide software market. We are also looking to take advantage of opportunities in targeted vertical markets.   For instance, over the past year we invested in and bolstered the company's healthcare offerings and are positioning ourselves to take advantage of the potential growth opportunities in this vertical market.”

As previously announced, Datawatch will host a live webcast to discuss its fourth quarter results today at 2:00 p.m. (ET).  The webcast can be accessed at: http://www.investorcalendar.com/IC/CEPage.asp?ID=161420. Please register at least 15 minutes early to download any necessary audio software.  An archive of the broadcast will be available for 30 days at the same location.

ABOUT DATAWATCH CORPORATION

Datawatch Corporation (NASDAQ-CM: DWCH), a leader in Business Intelligence (BI) and Reporting, helps companies make better decisions and solve business problems by simplifying access to and analysis of information. Unique among BI vendors, Datawatch transforms the massive amounts of reports, business documents and data streams generated inside or outside a company into actionable insight, without any changes needed to existing systems. Datawatch customers benefit from the right information, in the right context, at the right time. More than 40,000 organizations worldwide rely on Datawatch products including its market-leading Monarch report and data mining solutions. Datawatch is based in Chelmsford, Mass., with offices in London, Sydney and Manila. For more information, visit www.datawatch.com.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

Any statements contained in this press release that do not describe historical facts may constitute forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Any such statements, including but not limited to those relating to results of operations net of any impairment charges, contained herein are based on current expectations, but are subject to a number of risks and uncertainties that may cause actual results to differ materially from expectations. The factors that could cause actual future results to differ materially from current expectations include the following: risks associated with the uncertainty of the current economic climate; risks associated with fluctuations in quarterly operating results, including results of large transactions occurring within a particular period; Datawatch's dependence on its principal products; risks associated with international sales and operations, including currency translation risks; risks associated with distributor sales; risks associated with acquisitions; an unfavorable result in any litigation; market acceptance of new products; dependence on the introduction of new products and possible delays in those introductions. Further information on factors that could cause actual results to differ from those anticipated is detailed in various publicly-available documents, which include, but are not limited to, filings made by Datawatch from time to time with the Securities and Exchange Commission, including but not limited to, those appearing in the Company's Annual Report on Form 10-K for the year ended September 30, 2009 and Form 10-Q for the quarters ended December 31, 2009,  March 31, 2010, and June 30, 2010. Any forward-looking statements should be considered in light of those factors.

# # #

Investor Contact:
Datawatch Investor Relations
investor@datawatch.com
Phone: (978) 441-2200 ext. 8323

Media Contacts: Lisa G. Kilpatrick Manager, Marketing Communications & Public Relations lisa_kilpatrick@datawatch.com Phone: (978) 441-2200, ext. 8240 Fax: (978) 453-4443	Jena Coletti Greenough Communications 617-275-6528 jcoletti@greenoughcom.com

© 2010 Datawatch Corporation. Datawatch, Monarch and their respective logos are trademarks or registered trademarks of Datawatch Corporation in the United States and/or other countries. All other names are trademarks or registered trademarks of their respective companies.

DATAWATCH CORPORATION
Condensed Consolidated Statements of Operations
Amounts in Thousands (except per share data)
(Unaudited)

	Three Months Ended		Twelve Months Ended
	September 30,		September 30,
	2010	2009	2010	2009

REVENUE:
Software licenses and subscriptions	$2,345	$2,512	$9,563	$10,931
Maintenance and services	1,930	2,047	8,111	8,687
Total revenue	4,275	4,559	17,674	19,618

COSTS AND EXPENSES:
Cost of software licenses and subscriptions	563	613	2,382	2,248
Cost of maintenance and services	655	645	2,893	3,135
Sales and marketing	1,282	1,398	5,786	6,423
Engineering and product development	613	652	2,658	2,433
General and administrative	777	1,004	3,564	4,272
Impairment of goodwill and other intangibles	—	—	—	6,401
Total costs and expenses	3,890	4,312	17,283	24,912

INCOME (LOSS) FROM OPERATIONS	385	247	391	(5,294)
Other income	85	81	26	193

INCOME (LOSS) BEFORE INCOME TAXES	470	328	417	(5,101)
Income tax provision (benefit)	15	75	37	(161)

NET INCOME (LOSS)	$455	$253	$380	$(4,940)

Net income (loss) per share - Basic	$0.08	$0.04	$0.06	$(0.83)

Net income (loss) per share - Diluted	$0.07	$0.04	$0.06	$(0.83)

Weighted Average Shares Outstanding - Basic	5,944	5,925	5,936	5,920

Weighted Average Shares Outstanding - Diluted	6,070	6,015	6,061	5,920

Non-GAAP Disclosure - Reconciliation of Net Loss to Net Income Excluding the Effects of Goodwill and
Trademark Impairment Charge:

Net Loss	$(4,940)
Add-back impairment of goodwill and other intangibles	6,401
Less deferred tax liability associated with goodwill	(319)

Net income (non-GAAP)	$1,142

Net income (loss) per share - Basic	$0.19

Net income (loss) per share - Diluted	$0.19

Weighted Average Shares Outstanding - Basic	5,920

Weighted Average Shares Outstanding - Diluted	5,973

 DATAWATCH CORPORATION
 Condensed Consolidated Balance Sheets
 Amounts in Thousands
 (Unaudited)

	September 30,	September 30,
	2010	2009

Cash and cash equivalents	$7,053	$5,649
Accounts receivable, net	2,228	2,968
Prepaid expenses and other current assets	411	405
Total current assets	9,692	9,022

Property and equipment, net	339	498
Intangible and other assets, net	1,456	2,523

	$11,487	$12,043

Accounts payable and accrued expenses	$2,079	$2,676
Deferred revenue - current portion	3,427	3,719
Total current liabilities	5,506	6,395

Total long-term liabilities	302	482

Total shareholders' equity	5,679	5,166

	$11,487	$12,043